Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

FT Global Capital, Inc.

1688 Meridian Avenue, Suite 700

Miami Beach, FL 33139

November 7, 2021

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Senmiao Technology Limited (the “Company”) and FT Global Capital, Inc. (“FT Global” or the “Placement Agent”) pursuant to which FT Global shall serve as the placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offer and sale (the “Offering”) by the Company of its Securities (as defined under Section 3 of this Agreement) (the “Services”). The Company expressly acknowledges and agrees that FT Global’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by FT Global to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of FT Global with respect to securing any other financing on behalf of the Company.

1.	Appointment of FT Global as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with a distribution of its Securities to be offered and sold by the Company in connection with a private placement of the Company’s (i) shares of the Series A Convertible Preferred Stock (the “Preferred Shares”) and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”, and together with the Preferred Shares, the “Securities”), and the Placement Agent agrees to act as the Company’s exclusive placement agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Placement Agent will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Offering documents. The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser (as defined below) whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The Services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of the Services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

2.	Fees; Expenses; Other Arrangements.

A.            Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to seven and a half percent (7.5%) of the aggregate gross proceeds received by the Company from the sale of the Securities, at the closing of the Offering (the “Closing” and the date on which the Closing occurs, the “Closing Date”); and the Company shall issue to the Placement Agent or its designee(s) at the Closing a 5-year warrant to purchase such number of Shares (as defined in Section 3) equal to seven and a half percent (7.5)% of the Shares sold in this Offering (or underlying any convertible Securities sold in the Offering, which shall be calculated based on the maximum number of Shares that may be issued to Investors (as defined below) in the Offering, but shall exclude any Shares issuable upon exercise of the Warrants issued in the Offering) at an exercise price of $0.68, which warrant shall be exercisable in full or in part at any time beginning from the date after six months from the closing of the Offering (the “Placement Agent Warrant” and together with the Shares of Common Stock (each as defined in Section 3) underlying the Placement Agent Warrant, the “Placement Agent Securities”). The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the Placement Fee set forth herein to be paid by the Company to the Placement Agent. For the avoidance of doubt, the term of the Placement Agent Warrant shall not exceed five years from the commencement of sales in the Offering. The Placement Agent hereby agrees that the holder of the Placement Agent Warrant will not sell, transfer, assign, pledge or hypothecate the Placement Agent Securities, nor shall any Placement Agent Securities be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Securities for a period of one hundred eighty (180) days beginning on the date of the commencement of sales in the Offering in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(e)(1), except as provided for in FINRA Rule 5110(e)(2). The Placement Agent Warrant shall have the same registration rights as other securities in the Offering, or if that is not possible, shall have piggyback registration rights with customary terms.

B.            Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA filing fees; (c) all fees and expenses relating to the listing of the Shares on the Nasdaq Capital (the “Exchange”); (d) the costs of all mailing and printing of the documents related to the Offering; (e) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Investors; (f) the fees and expenses of the Company’s accountants; (g) travel, diligence and legal expenses not to exceed $60,000. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Placement Agent to the extent required by Section 5 hereof promptly after such termination.

C.            Tail Financing. The Placement Agent shall be entitled to fees per Section 2.A. of this Agreement with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided to the Company by any investors that the Placement Agent has contacted on behalf of the Company, that participated in the Offering, or investors that the Placement Agent had “wall-crossed” in connection with this Offering (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within the 12-month period following the termination of this Agreement. Prior to 10 days after the termination of this Agreement, the Placement Agent will provide a written list of such investors the Placement Agent had introduced or “wall-crossed” to the Company during the term of this Agreement.

D.            The Services provided by the Placement Agent hereunder are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including, without limitation, securityholders, employees or creditors of the Company) as against the Placement Agent or its directors, officers, agents and employees.

3.	Description of the Offering.

The Securities to be offered directly to various investors (each, an “Investor” or “Purchaser” and, collectively, the “Investors” or the “Purchasers”) pursuant to the Securities Purchase Agreement dated on or about the date hereof between the Company and the Investors (the “Securities Purchase Agreement”) shall consist of the Preferred Shares and the Warrants. The purchase price for one Preferred Share and accompanying Warrant shall be $0.68 per unit of Securities (the “Purchase Price”). The Preferred Shares are convertible into the shares of the Common Stock of the Company according to the Certificate of Designations of the Series A Convertible Preferred Stock of the Company (the “Shares”). If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

4.	Delivery and Payment; Closing.

Settlement of the Securities purchased by an Investor shall be made as set forth in the Securities Purchase Agreement. On the Closing Date, the Securities to which the Closing relates shall be delivered through such means as the parties to the Securities Purchase Agreement may hereafter agree. The Securities shall be registered in such name or names and in such authorized denominations as set forth in the Securities Purchase Agreement. The term “Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

5.	Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate twelve (12) months from the closing of this Offering. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

6.	Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” “controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7.	Representations, Warranties and Covenants of the Company.

The Company and the Placement Agent agree and acknowledge that the Placement Agent shall rely on the Company’s representations and warranties set forth in the Securities Purchase Agreement, dated as of November [_], 2021. In addition, as of the date and time of the execution of this Agreement and the Closing Date, the Company (i) makes such representations and warranties to the Placement Agent as the Company makes to the Investors pursuant to the Securities Purchase Agreement, and (ii) further represents, warrants and covenants to the Placement Agent, other than as disclosed in any of its filings with the Securities and Exchange Commission (the “Commission”), that:

A.           The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. The Placement Agent will comply with all applicable federal and state securities laws, rules, and regulations in connection with its activities hereunder and all applicable broker-dealer registration and compliance rules and regulations.

B.            The Securities are approved for listing on the Exchange and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

C.            None of the Company or the Company's directors, executive officers or, to the knowledge of the Company, affiliates is a “bad actor” as defined in Rule 506(d) of the Securities Act.

D.           Transactions Affecting Disclosure to FINRA.

i.              Finder's Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any executive officer or director of the Company (each, an “Insider”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders.

ii.             Payments Within Twelve (12) Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof, and (B) other payments to the Placement Agent under other engagement letters.

iii.            Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

iv.            FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 5% or more of any class of the Company's securities or (iii) to the Company’s knowledge, beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the date hereof that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

E.             Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

F.             Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that it will not, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), without the prior written consent of the Placement Agent (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to a registration statement on Form S-8 for employee benefit plans; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The restrictions contained in this section shall not apply to (i) the issuance by the Company of Common Stock upon the exercise of stock options, warrants or the conversion of a security, in each case, that is outstanding on the date hereof, or (ii) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any stock compensation plan of the Company in effect on the date hereof.

G.            Variable Rate Transactions. From the date hereof until one (1) year after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Shares or Shares equivalents (or a combination of units thereof) involving a Variable Rate Transaction. For purposes of this Agreement, “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

8.	Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A.           Listing of Additional Shares. On or before the Closing Date of this Agreement, the Company shall have received clearance from the Exchange with respect to the Company’s application for the additional listing of the securities sold in the Offering.

B.            Company Counsel Matters. On the Closing Date, the Placement Agent shall have received the favorable opinion and negative assurance letter from Pryor Cashman LLP, outside counsel for the Company, dated the Closing Date and addressed to the Placement Agent, substantially in form and substance reasonably satisfactory to the Placement Agent.

C.            Comfort Letter. The Placement Agent shall have received a letter the Closing Date, in form and substance satisfactory to the Placement Agent, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Company’s public filings made with the Securities and Exchange Commission.

D.           Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated the Closing Date, to the effect that, as of the Closing Date the representations and warranties of the Company contained herein and in the Securities Purchase Agreement were and are accurate in all material respects, and that the obligations to be performed by the Company hereunder have been fully performed in all material respects.

E.            Secretary’s Certificate. On the Closing Date, the Placement Agent shall have received from the Company a certificate of the corporate secretary of the Company, dated the Closing Date, certifying to the organizational documents of the Company, good standing in the jurisdiction of formation of the Company and board resolutions authorizing the Offering of the Securities.

F.            Intentionally omitted.

G.            No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company; and (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company.

H.            Delivery of the Placement Agent Warrant. On the Closing Date, the Company shall have delivered to the Placement Agent an executed copy or copies of the Placement Agent Warrant(s) in such designations as requested by the Placement Agent.

I.             Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent’s counsel.

9.	Indemnification and Contribution; Procedures.

A.           Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Securities Purchase Agreement and this Agreement (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement. Each Indemnified Person is an intended third party beneficiary with the same rights to enforce the indemnification that each Indemnified Person would have if he was a party to this Agreement.

B.            Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company shall, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Placement Agent and all Indemnified persons who are parties to such action. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

C.            Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

D.            Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

E.            Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

10.	Limitation of FT Global’s Liability to the Company.

FT Global and the Company further agree that neither FT Global nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by FT Global and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of FT Global.

11.	Limitation of Engagement to the Company.

The Company acknowledges that FT Global has been retained only by the Company, that FT Global is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of FT Global is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against FT Global or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by FT Global, no one other than the Company is authorized to rely upon any statement or conduct of FT Global in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by FT Global to the Company in connection with FT Global’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. FT Global shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by FT Global. If any purchase agreement and/or related transaction documents are entered into between the Company and the investors in the Offering, FT Global will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to FT Global by the Company.

12.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

13.	Confidentiality.

In the event of the consummation or public announcement of any Offering, FT Global shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. FT Global agrees not to use any confidential information concerning the Company provided to FT Global by the Company for any purposes other than those contemplated under this Agreement.

14.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

15.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this Agreement and all documents relating thereto, shall (to the extent permissible under governing documents) include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law.

16.	Severability.

The invalidity, illegality or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity, legality or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid, illegal or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.	Use of Information.

The Company will furnish FT Global such written information as FT Global reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, FT Global will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that FT Global does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by FT Global in connection with the provision of its services.

18.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the Purchase Price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Investors and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

19.	Survival of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 9, 10, and 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

20.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to its choice of law provisions. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City and County of New York, Borough of Manhattan. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City and County of New York, Borough of Manhattan. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and County of New York, Borough of Manhattan. Each party hereto consents to service of process by federal express or other nationally recognized overnight courier at the address used in connection with this Agreement. Each party hereto waives its right to trial by jury and the requirement that it post an undertaking in connection with any award of emergency or preliminary relief by a court. In the event any party hereto files suit, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys fees and out of pocket expenses.

21.	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email to the email address(es) specified on the signature pages attached hereto prior to 6:30 p.m. (New York, NY time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email to the email address(es) on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York, NY time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as set forth on the signature pages hereto as follows.

If to the Company:

Senmiao Technology Limited

Building A, 16th Floor, Shihao Square Middle Jianna Blvd.

Chengdu, China 610000

Attention: Mr. Xi Wen, Chairman and Chief Executive Officer

Emai: mic216@gmail.com

If to the Placement Agent:

FT Global Capital, Inc.

1688 Meridian Avenue, Suite 700, Miami Beach, FL, 33139

786-220-6129 (Office); 786-655-8201 (Fax)

Attention: President

email address: pko@ftglobalcap.com

With copy to:

Alec Orudjev, Esq.

General Counsel

aorudjev@ftgobalcap.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

22.	Miscellaneous.

This Agreement constitutes the entire agreement of FT Global and the Company, and supersedes any prior agreements, with respect to the subject matter hereof; provided that notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and Placement Agent dated as of October 7, 2021 shall remain in full force and effect. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect.

23.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

[SIGNATURE PAGE TO FOLLOW]

In acknowledgment that the foregoing correctly sets forth the understanding reached by FT Global and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date executed.

Very truly yours,

SENMIAO TECHNOLOGY LIMITED

By:
Name: Xi Wen
Title: Chairman and CEO

Confirmed as of the date first written above:

FT GLOBAL CAPITAL, INC.

By:
Name: Patrick Ko
Title: President